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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the Agreement) is being made as of the 15th day of October 1999 between DATA BROADCASTING CORPORATION, a Delaware corporation (the Company), having its principal offices at 3490 Clubhouse Drive, Jackson, Wyoming 83001, and STEVEN G. CRANE (the Executive), an individual residing at 191 West End Avenue, Ridgewood, New Jersey 07450.

                                  WITNESSETH:

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company as its Executive Vice President and Chief Financial Officer upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual premises and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

          1. Nature of Employment; Term of Employment. The Company hereby employs the Executive and the executive agrees to serve the Company, upon the terms and conditions contained herein, for a term commencing no later than November 30, 1999 (the Effective Date) and continuing until June 30, 2002 (the Employment Term); provided, however, that the Employment Term shall be extended to June 30, 2003, if, prior to December 31, 2000, a Change in Control (as defined in Section 8 of this Agreement) shall occur.

          2. Duties and Powers as Employee. During the Employment Term, the Executive shall be employed by the Company as its Executive Vice President and Chief Financial Officer. The Executive shall be responsible for finance and administration. The Executive shall be based in the New York Metropolitan Area. The Executive agrees to devote his full time and efforts to the performance of his duties under this Agreement. In the performance of his duties, the Executive shall be subject to the direction of and shall report to the Chief Executive Officer of the Company. The Executive shall be available to travel as the needs of the business require.

          3. Compensation.

          (a) As compensation for his services hereunder, the Company shall pay the Executive, during the Employment Terms, a base salary (the Base Salary) payable in equal semi-monthly installments at the minimum annual rate of $300,000 through June 30, 2001 and $325,000 for the period July 1, 2001 through the expiration of the Employment Term. Such payments shall be subject to withholding of all taxes payable

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     with respect thereto and deductions for insurance contributions and the like. Additionally, the Executive shall participate in the present or future employee benefit plans of the Company provided that he meets the eligibility requirements therefor.

          (b) In addition to the Base Salary provided herein Executive is eligible for a performance bonus payment (the Bonus), on an annual basis, in a sum equal to up to 100% of the Executive's Base Salary paid for the fiscal year then ended. The Company and Executive acknowledge that the expected Bonus in each fiscal year is 50% of Base Salary paid (the Target Bonus). One half of the Bonus shall be determined in the absolute and sole discretion of the Compensation Committee of the Board of Directors of the Company based upon an evaluation of the performance of the Executive and the Company during the previous fiscal year. One half of such Bonus shall be based upon financial criteria established at the commencement of each fiscal year during the Employment Term. For the Company's fiscal year ended June 30, 2000, such Bonus shall be no less than 50% of the Base Salary paid to the Executive during such fiscal year. To the extent that the Company determines to pay the Bonus to the Executive, the Bonus shall be paid to the Executive within ninety (90) days after the end of the Company's fiscal year notwithstanding that such date may be after the expiration of the Employment Term.


          (c) Effective as of the date of this Agreement, the Company shall issue to the Executive a non-qualified stock option to acquire 120,000 shares of common stock of the Company. In addition, effective upon the first anniversary of the date of this Agreement, the Company shall issue to the Executive a non-qualified stock option to acquire 60,000 shares of common stock of the Company. Each such option shall vest over a period of three years and shall have an exercise price equal to the market price on the date of grant.

          (d) In the event the Executive's present employer requests him to repay a loan given to him in connection with his relocation to the New York Metropolitan Area, the Company shall pay the Executive a one time starting bonus equal to the amount of such loan, but no greater than $25,000.

          4. Expenses; Vacations. The Executive shall be entitled to reimbursement for reasonable travel and other out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company. The Executive shall be entitled to reasonable vacation time in accordance with then regular procedures of the Company governing executives as determined form time to time by the Company's Board of Directors but in no event less than twenty days per year.

          5. Representations and Warranties of Employee. The Executive represents and warrants to the Company that (a) he is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) he is under no physical or mental disability that, with or without reasonable accommodation, would hinder his
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     performance of duties under this Agreement.

          6. Non-Competition. The Executive agrees that he will not (a) during the period he is employed under this Agreement engage in, or otherwise directly or indirectly be employed by, or act as a consultant or lender to, be a director, officer, employee, owner, or partner of, any other business or organization that is or shall then be competing with the Company, and
     (b) for a period of two (2) years after he ceases to be employed by the Company under this Agreement, directly or indirectly compete with or be engaged in the same business as the Company, or be employed by, or act as consultant or lender to, or be a director, officer, employee, owner, or partner of, any business or organization which at the time of such cessation, competes with or is engages in the same business as the Company, except that in each case the provisions of this Section 6 will not be deemed breached merely because the Executive owns not more than five percent (5.0%) of the outstanding common stock of a corporation, if, at the time of its acquisition by the Executive, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of national securities exchange.

          7. Confidential Information. All confidential information which the Executive may now possess, may obtain during the Employment Term, or may create prior to the end of the period he is employed by the Company under this Agreement, relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by him to any other person, form, or corporation during the Employment Term or any time thereafter without the prior written consent of the Company. The Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

          8. Termination; Change in Control.

          (a) Termination for Cause. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Term, the Executive is terminated For Cause (as defined below), then the Company shall have the right to give notice of termination of Executive's services hereunder as of a date to be specified in such notice, and this Agreement shall terminate on the date so specified. Termination For Cause shall mean the Executive shall (i) be convicted of a felony crime, (ii) commit any act or omit to take any action in bad faith and to the detriment of the Company, (iii) commit an act or moral turpitude, (iv) commit an act of fraud against the Company, or (v) materially breach any term of this Agreement and fail to correct such breach within thirty (30) days after commission thereof.

          (b) Disability. In the event that the Executive shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder, with or without reasonable accommodation, for a period of six months, then this Agreement shall terminate upon 90 days written notice to the Executive.

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             (c) Death.  In the event that the Executive shall die, then this
        Agreement shall terminate on the date of the Executive's death.

             (d) Change in Control.

          (i) For purposes of this Agreement, a Change in Control shall be deemed to have occurred if:

               (A) any person, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act) (other than (1) the Executive or Allan R. Tessler or Alan J. Hirschfield;
     (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of Shares), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combines voting power of the Company's then outstanding voting securities;

               (B) individuals who at the Effective Date constitute the Board, and any new director whole election by the Board or nomination for election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (C) the stockholders of the Company approve a merger or consolidation of the company with any other corporation, other than (1) a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity outstanding immediately after such merger or consolidation of (2) a merger or consolidation effect to implement a re-capitalization of the Company (or similar transaction) in which no person as hereinabove defined) acquires 50% or more of the combined voting power of the Company's then outstanding securities;

               (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

          (e) Effect of Termination or Change in Control.

                (i) In the event that this Agreement is terminated pursuant to
           Section 8(a), then the Executive shall be entitled to receive only his Base Salary at the rate provided in Section 3 to the date on which termination shall take effect.

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                (ii) In the event that this Agreement is terminated by the
     Company pursuant to Section 8(b) or 8(c), then the Executive, or the Executive's beneficiary (as the case may be), shall be entitled to receive his Base Salary at the rate provided in Section 3 to the date on which termination shall take together with a lump sum distribution (with no present value adjustment) equal to the Base Salary at the rate provided in
     Section 3 for a period of six months. In such event then the Executive's issued but unvested options shall vent immediately upon such termination. The Executive, or the Executive's beneficiary (as the case may be), shall have the right to exercise any stock option for a period of one year following the date of termination, but in no event beyond the expiration date of any such option.

               (iii) In the event that this Agreement is terminated by the Company for any reason other than pursuant to Section 8(a), (b) or (c), then the Executive, or the Executive's beneficiary (as the case may be), shall be entitled to receive his Base Salary at the rate provided in
     Section 3 to the date on which termination shall take effect together with a lump sum distribution (with no present value adjustment) equal to the Base Salary and Target Bonus at the rate provided in Section 3 for a period of the greater of one year or the balance of the Employment Term. In the case of a Change in Control, any of the Executive's issued but unvested options shall vest immediately upon such Change in Control. The Executive, or the Executive's beneficiary (as the case may be), shall have the right to exercise any stock option for a period of one year following the date of termination, but in no event beyond the expiration date of any such option. In addition, in such case the two (2) year period described in Section 6(b) of this Agreement shall be reduced to one (1) year.

               (f) Nothing contained in this Section 8 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law.

          9. Change of Control.

          In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, the Company shall assign this letter and all of its rights and obligations hereunder to the acquiring or surviving corporation, such corporation shall assume in writing all of the obligations of the Company, and the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the vent of an unjustified failure of the acquiring corporation to perform its obligations under this letter.

          10. Survival. The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Executive's
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     termination of employment, irrespective of any investigation made by or on behalf of any party.

          11. Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, terminates and supersedes all existing agreements (written, oral or otherwise) between them concerning such subject matter, and may be modified only by a written instrument duly executive by each party. The Executive acknowledges that no other representations, oral or written, have been made regarding the subject matter hereof, other than those explicitly provided herein. The Executive further acknowledges that he has not relied on any oral or written representations not explicitly contained herein in executing this Agreement.

          12. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section
     12). In the case of a notice to the Company, a copy of such notice (which copy shall not constitute notice) shall be delivered to Camhy Karlinsky & Stein LLP, 1740 Broadway, New York, New York 10019-4315, Attn. Alan I. Annex, Esq. Notice to the estate of the Executive shall be sufficient if addressed to the Executive as provided in this Section 12. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

          13. Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          14. Binding Effect. The Executive's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to encumbrance or the claims of the Executive's creditors, an any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the Executive and his heirs and personal representatives, shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 9.

          15. Headings. The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretations of this Agreement.

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     16. Counterparts: Governing Law.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by, and construed in accordance with, the laws of the State of Wyoming, without giving effect to the rules governing the conflicts of laws.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                          DATA BROADCASTING CORPORATION

                                          BY:/s/ Mark F. Imperiale
                                            ------------------------------------
                                            NAME: MARK F. IMPERIALE
                                            TITLE: PRESIDENT

                                            /s/ Steven G. Crane
                                            ------------------------------------
                                            STEVEN G. CRANE